                                                                     Exhibit 2.6

                        INDEPENDENT CONSULTING AGREEMENT

            This Independent Consulting Agreement ("Agreement"), effective as of this 24th day of May,  2005  ("Effective  Date") is entered  into by and between
RELATIONSERVE,   INC.,  a  Delaware  corporation  (herein  referred  to  as  the
"Company") and SUMMIT  FINANCIAL  PARTNERS,  LLC., an Indiana Limited  Liability
Company (herein referred to as the "Consultant").

                                    RECITALS

            WHEREAS,  the  Company  is a  privately-held  corporation,  which is contemplating  a reverse  merger with a  to-be-identified  public  company  (the
"Merger"); and

            WHEREAS, the Company desires to engage the services of Consultant to represent the Company in investors'  communications  and public  relations  with existing shareholders, brokers, dealers and other investment professionals as to the Company's  current and proposed  activities,  and to consult with management concerning such Company activities;

            NOW  THEREFORE,  in  consideration  of the  promises  and the mutual covenants and agreements  hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF  CONSULTANCY.  The Company  hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company  commencing  immediately and terminating on 23rd
May, 2006.

2. DUTIES OF CONSULTANT.  The Consultant  agrees that it will generally  provide the following  specified  consulting services through its officers and employees during the term specified in Section 1, above.

            (a)  Consult  with  and  assist  the  Company  in   developing   and
            implementing  appropriate plans and means for presenting the Company and its  business  plans,  strategy and  personnel to the  financial community,  establishing  an image for the Company in the  financial community,  and creating the  foundation  for  subsequent  financial public relations efforts;

            (b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional
            managers,   portfolio  managers,   analysts,  and  financial  public
            relations professionals;

            (c) With the  cooperation  of the  Company,  maintain  an  awareness during the term of this Agreement of the Company's  plans,  strategy and  personnel,  as they may evolve during such period,  and consult and assist  the  Company in  communicating  appropriate  information regarding  such  plans,  strategy  and  personnel  to the  financial community;

            (d) Assist and consult the Company with respect to its (i) relations with stockholders,  (ii) relations with brokers,  dealers,  analysts and  other  investment  professionals,  and (iii)  financial  public relations generally;

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            (e)  Perform  the  functions   generally   assigned  to  stockholder
            relations and public  relations  departments in major  corporations, including  responding to telephone and written  inquiries (which may be referred  to the  Consultant  by the  Company);  preparing  press releases for the Company with the Company's involvement and approval of press  releases,  reports  and  other  communications  with or to shareholders,  the  investment  community  and the  general  public;
            consulting with respect to the timing, form,  distribution and other matters related to such releases,  reports and communications;  and, at the Company's  request and subject to the Company's  securing its own rights to the use of its  names,  marks,  and logos,  consulting with respect to corporate symbols, logos, names, the presentation of such  symbols,  logos and  names,  and  other  matters  relating  to corporate image;

            (f) Upon and with the  Company's  direction  and  written  approval, disseminate  information  regarding  the  Company  to  shareholders, brokers,  dealers, other investment community  professionals and the general investing public;

            (g) Upon and with the  Company's  direction,  conduct  meetings,  in person or by telephone,  with brokers,  dealers,  analysts and other investment  professionals  to  communicate  with them  regarding the
            Company's  plans,  goals and  activities,  and assist the Company in preparing  for press  conferences  and other  forums  involving  the media, investment professionals and the general investment public;

            (h) At the Company's  request,  review business  plans,  strategies, mission statements  budgets,  proposed  transactions and other plans for the  purpose of  advising  the  Company of the public  relations implications thereof; and

            (i)  Otherwise  perform  as  the  Company's  consultant  for  public relations and relations with financial professionals.

3.  ALLOCATION OF TIME AND ENERGIES.  The Consultant  hereby promises to perform and  discharge  faithfully  the  responsibilities  which may be  assigned to the
Consultant from time to time by the officers and duly authorized representatives of the  Company  in  connection  with the  conduct of its  financial  and public relations  and  communications  activities,  so long as such  activities  are in compliance with applicable securities laws and regulations. Consultant and staff shall  diligently  and  thoroughly  provide  the  consulting  services  required hereunder.  Although no specific  hours-per-day  requirement  will be  required,
Consultant  and the Company  agree that  Consultant  will perform the duties set
forth  herein  above  in  a  diligent  and  professional   manner.  The  parties
acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the  Consultant  and the benefits to be received by the Company are expected to occur within or shortly  after the first two months of the effectiveness of this Agreement.  It is explicitly  understood that neither the price of the Company's  common stock, nor the trading volume of the Company's  common stock hereunder  measure  Consultant's  performance of its duties.  It is also  understood that the Company is entering into this Agreement with  Consultant,  a  corporation  and not any  individual  member  or  employee

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thereof,  and,  as such,  Consultant  will not be deemed to have  breached  this
Agreement if any member,  officer or director of the Consultant  leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the  Agreement,  provided  the  Consultant  otherwise  performs  its obligations under this Agreement.

4. REMUNERATION.

            4.1 (a) For  undertaking  this  engagement,  for  previous  services rendered, and for other good and valuable consideration, the Company agrees to issue, or have issued, to the Consultant One Million Fifty
            Thousand  (1,050,000)  shares of the Company's Common Stock ("Common
            Stock" and such shares, collectively,  the "Shares"). The shares are to be issued to  Consultant's  principals in the  following  manner:
            Anthony D. Altavilla  787,500 shares,  Alan C. Shoaf 262,500 shares.
            The   aforementioned   principals   shall   be   included   in   the
            aforementioned definition of Consultant. These shares shall be fully paid and non-assessable  and stock  certificates  representing these shares shall be issued and delivered to Consultant within 10 days of the Closing of the Merger.

                (b)  Consultant  agrees  that  the  Company  may,  in  its  sole discretion,  cause  one or  more  shareholders  of the  Company  to deliver any of or all of the Shares to be issued and  delivered  to
             Consultant hereunder.

4.2 The shares  referenced in Section 4.1  constitute  payment for  Consultant's agreement  to consult to the  Company for the twelve  month  period set forth in
Section 1 and for services to be rendered  hereunder and no further  amounts are due  by the  Company  for  services  to be  rendered  by  Consultant  hereunder.
Consultant  agrees and  understands  that if during the term of this  Agreement,
Consultant  performs  substantial  services  for any  direct  competitor  of the
Company, the Shares issued to Consultant hereunder will be forfeited.

4.3  Company  and  Consultant  acknowledge  and agree that for  purposes  of the
Company's internal accounting practices,  the Company may desire to allocate all or a portion  of the  shares  referenced  in  Section  4.1 to any  number of the services  provided  by  the  Consultant  to the  Company  under  this  Agreement consistent  with the United  States  generally  accepted  accounting  practices.
Accordingly,  Consultant agrees to cooperate with the Company,  and will provide to the Company  reasonable support and documentation in connection with any such allocation process.

4.4 Company  warrants that the Shares issued to Consultant  under this Agreement
by  the  Company  shall  be  or  have  been  validly  issued,   fully  paid  and
non-assessable  and that the Company's board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

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4.5  Consultant  acknowledges  that the  Shares  to be issued  pursuant  to this
Agreement may not be  registered  under the  Securities  Act of 1933, as amended
(the "Securities Act") and if not are "restricted securities" within the meaning of Rule 144 of the Act.  As such,  the Shares  may not be resold or  transferred unless the  Company has  received  an opinion of counsel and in form  reasonably satisfactory  to the  Company  that such  resale or  transfer is exempt from the registration requirements of that Securities Act.

4.6  In  connection  with  the  acquisition  of  the  Shares,   each  Consultant
represents  and warrants to the Company,  to the best of its/his  knowledge,  as follows:

            (a) Each of them has been afforded the  opportunity to ask questions of and  receive  answers  from  duly  authorized  officers  or other representatives  of the  Company  concerning  an  investment  in the
            Shares,  and any  additional  information  that  each  of  them  has requested.

            (b) Each of their investment in restricted  securities is reasonable in  relation  to its/his  net worth,  which is in excess of ten (10)
            times the  Consultant's  cost basis in the Shares.  Each of them has had  experience in  investments  in restricted  and publicly  traded securities,  and each of them has had  experience in  investments in speculative  securities and other  investments that involve the risk of loss of investment.  Each of them acknowledges that an investment in the Shares is speculative  and involves the risk of loss. Each of them has the requisite  knowledge to assess the relative  merits and risks of this investment without the necessity of relying upon other advisors, and each of them can afford the risk of loss of his entire investment in the Shares. Each of them is an accredited investor, as
            that  term  is  defined  in  Regulation  D  promulgated   under  the
            Securities Act.

            (c) Each of them is acquiring the Shares for the its/his own account for  long-term  investment  and not  with a view  toward  resale  or distribution thereof except in accordance with applicable securities laws.

5. FINDERS FEE.

            WHEREAS,  Consultant  has agreed to  Introduce  the Company to third parties described herein, for the purpose of evaluating a potential  transaction involving  either an equity or debt  financing  (a  "Financing")  or a direct or indirect acquisition,  merger, consolidation,  restructuring,  or any similar or related  transaction of all or substantially all of the assets by the Company of a  third  party  entity  or the  acquisition  of a  majority  of  such  entity's outstanding common stock ("Acquisition") (a Financing or an Acquisition shall be known as a "Transaction"); and

            WHEREAS,  in order to induce  Consultant to Introduce  third parties described  herein to the  Company,  the Company has agreed,  for itself,  and on behalf of its directors,  officers,  employees, agents, advisors,  affiliates or their respective representatives, to compensate Consultant in the event that the
Company  consummates a Transaction with a third party described herein, upon the terms and conditions set forth herein;

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            NOW,  THEREFORE,  in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

            1.   TERMS OF COMPENSATION.

                 a.   FEE.

                      i.   It  is  understood  that  in  the  event   Consultant
                           directly  Introduces  Company  to a person or entity,
                           not already  having a preexisting  relationship  with
                           the  Company,  with whom  Company,  or its  nominees,
                           ultimately  finances  or causes the  completion  of a
                           Financing with a person or entity,  Company agrees to
                           compensate   Consultant  for  such  services  with  a
                           "finder's  fee" in the  amount  of 7% of total  gross
                           funding provided by such lender or equity  purchaser,
                           such fee to be payable in cash.

                      ii.  It  is  understood  that  in  the  event   Consultant
                           Introduces  Company  to  an  intermediary  or  broker
                           dealer, not already having a preexisting relationship
                           with  Company,  with whom  Company,  or its nominees,
                           ultimately  finances  or causes the  completion  of a
                           Financing with a person or entity,  Company agrees to
                           compensate   Consultant  for  such  services  with  a
                           "finder's  fee" in the  amount  of 3% of total  gross
                           funding  provided  by  such  intermediary  or  broker
                           dealer,  such fee to be payable in cash. This will be
                           in  addition  to any fees  payable by Company to said
                           intermediary or broker dealer, if any, which shall be
                           per separate  agreements  negotiated  between Company
                           and such other intermediary or broker dealer.

                      iii. It is also  understood  that in the event  Consultant directly Introduces  Company,  or its nominees,  to a
                           merger  and/or  acquisition  candidate,  not  already
                           having a preexisting  relationship with Company, with
                           whom  Company,   or  its   nominees,   ultimately  is
                           acquired,  or  with  whom  Company,  or its  nominees
                           acquires   or   causes   the   completion   of   such
                           acquisition,  Company agrees to compensate Consultant
                           for such services with a "finder's fee" in the amount
                           of 5% of total gross  consideration  provided by such
                           merger and/or acquisition,  such fee to be payable in
                           the  same  form  of  consideration  received  by  the
                           seller/merged company.

                      iv.  It is also  understood  that in the event  Consultant
                           Introduces  Company,  or its  nominees,  to a  merger
                           and/or  acquisition  candidate,   indirectly  through
                           another   intermediary,    not   already   having   a
                           preexisting  relationship  with  Company,  with  whom
                           Company,  or its  nominees,  ultimately  is  acquired
                           further to an Acquisition,  or with whom Company,  or
                           its  nominees  acquires or causes the  completion  of
                           such   Acquisition,   Company  agrees  to  compensate
                           Consultant for such services with a "finder's fee" in
                           the  amount  of  3%  of  total  gross   consideration
                           provided by such merger and/or acquisition,  such fee
                           to be  payable  in the  same  form  of  consideration
                           received by the seller/merged  company.  This will be
                           in  addition  to any fees  payable  by Company to any
                           other  intermediary,  if  any,  which  shall  be  per
                           separate  agreements  negotiated  between Company and
                           such other intermediary.

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                      v.   It is also  understood  that in the event  Consultant
                           Introduces   Company  to  a  strategic   or  business
                           partner,    not   already    having   a   preexisting
                           relationship with Company,  with whom Company, or its
                           nominees, ultimately enters into a business alliance,
                           Company  agrees to  compensate  Consultant,  for such
                           services with a "finder's fee" in the amount of 5% of
                           total  gross   revenue   provided  by  such  business
                           alliance, for the life of the business alliance, such
                           fee to be payable in cash  within 10 days of Company'
                           receipt of said revenue.

                      vi.  Company agrees that said  compensation  to Consultant shall be paid in full at the time said  financing  or
                           acquisition/merger is closed, such compensation to be
                           transferred by Company to Consultant  within five (5)
                           business  days of the closing of a financing,  merger
                           or acquisition transaction.

                 b.   INTRODUCTION. For the purposes of this Agreement, a person described  in  subparagraphs  1(a)(i)-(v)  herein shall be considered  to  have  been  "Introduced"  to  the  Company through  Consultant  if the person was  Introduced  to the
                      Company or its officer or directors directly by Consultant or his agents and  Consultant  registered  the prospect in
                      writing  with   __________   on  behalf  of  the  Company,
                      Consultant   will   notify   Company,   in   writing,   of
                      Introductions it makes for potential  sources of financing or  acquisitions/mergers or strategic partners in a timely manner (within  approximately 3 days of introduction)  via confirmed  delivery  of a  facsimile  memo  or  email.  If
                      Company has a preexisting  relationship  with such nominee and  believes  such  party  should be  excluded  from this
                      Agreement, then Company will notify Consultant immediately within five (5) business days of Consultant's facsimile to
                      Company of such circumstance via facsimile memo or email.

                 c.   STATUS.  IT IS SPECIFICALLY  UNDERSTOOD THAT CONSULTANT IS
                      NOT AND DOES NOT HOLD ITSELF OUT BE A  BROKER/DEALER,  BUT
                      IS MERELY A "FINDER" IN REFERENCE TO THE COMPANY PROCURING
                      FINANCING SOURCES AND ACQUISITION/MERGER  CANDIDATES.  THE
                      CONSULTANT  WILL ONLY BE  INTRODUCING  THE COMPANY TO SUCH
                      POTENTIAL  ENTITIES  AND WILL NOT BE  RESPONSIBLE  FOR THE
                      STRUCTURING  OF ANY  TRANSACTION.  Any obligation to pay a
                      "Finder's  Fee"  hereunder   shall  survive  the  merging,
                      acquisition,  or other change in the form of entity of the
                      Company and to the extent it remains  unfulfilled shall be assigned and  transferred to any successor to the Company.
                      The Company  agrees that no  reference  to the  Consultant will be made in any press release or  advertisement of any transaction  without the express approval,  in writing, of such release by Consultant.

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            2.   NON-EXCLUSIVE  AGREEMENT.   Notwithstanding  the  foregoing  or
                 anything  to  the  contrary  stated  herein,  the  Company  and
                 Consultant agree that this Agreement shall be exclusive only to the Investors and otherwise shall not prohibit the Company from entering into any other stock  purchase or any other  agreement with parties other than the Investors, nor shall this Agreement prohibit the Company from entering into any investment  banking relationship,  merger agreement, or underwriting agreement with any other party. If the Company  completes a Transaction with a
                 person   described   in   subparagraphs   1(a);(i)-(v)   herein
                 Introduced to the Company through Consultant during the term of this  Agreement  and  with  whom  the  Company  did not  have a pre-existing relationship at the time of the Introduction,  the
                 Company shall pay Consultant  concurrently  with the closing of such Transaction the cash due pursuant to Section 1.

            3.   INDEMNIFICATION.  The Company shall indemnify and hold harmless
                 Consultant  and its officers,  directors,  agents and employees from any loss,  damage or liability  resulting  from  Company's violation  of the  terms  of this  Agreement  or any  agreement between  the  Company and any of the  Investors  regarding  the
                 Investment.

            4.   INDEPENDENT  CONTRACTOR.  In providing  services to the Company under  this  Agreement,  Consultant  shall  be  an  independent contractor,  and no  party  to this  Agreement  shall  make any representations or statements indicating or suggesting that the joint venture,  partnership,  or other such relationship  exist between  Consultant  and the Company.  Consultant  shall not be entitled  to make any  comments  or create any  obligations  on behalf of the  Company  without  the  Company's  prior  written consent.

            5.   AMENDMENT.  This  Agreement  may be amended or  modified at any time  and  in any  manner  only  by an  instrument  in  writing executed by the parties hereto.

            6.   HEADINGS.   This  section  and  subsection   headings  in  this
                 Agreement  are  inserted  for  convenience  only and  shall not affect  in any  way  the  meaning  or  interpretation  of  this
                 Agreement.

            7.   ASSIGNMENT.  This  Agreement nor any right created by it may be assigned by Consultant without the prior written consent of the
                 Company.

            8.   COUNTERPARTS.  This Agreement may be executed simultaneously in two or more  counterparts,  each of which  shall be  deemed  an original, but all of which together shall constitute on and the same instrument.

            9.   SEVERABILITY.  If any part of this  Agreement  is  deemed to be unenforceable  the balance of this  Agreement  shall  remain in full force and effect.

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6.  ASSIGNABILITY.  Company  shall  assure  that  in the  event  of any  merger, acquisition,  or similar  change of form of entity,  that its  successor  entity shall agree to complete all obligations, if any, to Consultant. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

7.  EXPENSES.  Consultant  agrees to pay for all its  expenses  (phone,  travel, mailing,  faxing, labor, etc.), not including  extraordinary items (luncheons or dinners to large groups of investment professionals,  investor conference calls, print  advertisements in publications,  etc.) approved by the Company in writing prior to its incurring an obligation for  reimbursement.  The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence  and/or  investor  packages on the Company,  and that the Company will have some means to  prepare  and mail out  investor  packages  at the  Company's expense.

8.   INDEMNIFICATION.   The  Company  warrants  and  represents  that  all  oral
communications,  written  documents or materials  furnished to Consultant or the
public  by  the  Company  with  respect  to   financial   affairs,   operations,
profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy  thereof without  independent investigation.  The Company will protect, indemnify and hold harmless Consultant against any claims or  litigation  including  any damages,  liability,  cost and reasonable  attorney's  fees as incurred  with respect  thereto  resulting  from
Consultant's  communication or dissemination of any said information,  documents or materials excluding any such claims or litigation resulting from Consultant's communication  or dissemination of information not provided or authorized by the
Company.

9.  REPRESENTATIONS.  Consultant  represents that it is not required to maintain any licenses and registrations under federal or any state regulations  necessary to perform the services set forth herein.  Consultant  acknowledges that, to the best of its  knowledge,  the  performance  of the  services set forth under this
Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.  Consultant  acknowledges that, to the best of its knowledge,  Consultant and its officers and directors are not the subject of any investigation,  claim,  decree or judgment involving any violation of the SEC or securities laws.  Consultant  further  acknowledges  that it is not a securities
Broker Dealer or a registered investment advisor.  Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory  agency having  jurisdiction over the Company.  Company  acknowledges that,  to  the  best  of  its  knowledge,  Company  is not  the  subject  of any investigation,  claim,  decree or judgment involving any violation of the SEC or securities laws.

10. LEGAL  REPRESENTATION.  Each of Company and Consultant  represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

11. STATUS AS INDEPENDENT  CONTRACTOR.  Consultant's engagement pursuant to this
Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.

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Neither  party to this  Agreement  shall  represent or hold itself out to be the
employer  or  employee  of  the  other.   Consultant  further  acknowledges  the
consideration  provided  hereinabove is a gross amount of consideration and that the Company will not withhold from such  consideration  any amounts as to income taxes,  social  security  payments or any other payroll  taxes.  All such income taxes and other such payment shall be made or provided for by Consultant and the
Company shall have no responsibility  or duties regarding such matters.  Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12.  ATTORNEY'S FEE. If any legal action or any arbitration or other  proceeding is brought for the enforcement or interpretation  of this Agreement,  or because of an alleged dispute,  breach,  default or misrepresentation in connection with or related to this  Agreement,  the  successful  or  prevailing  party  shall be entitled to recover  reasonable  attorneys'  fees and other costs in  connection with that action or  proceeding,  in addition to any other relief to which it or they may be entitled.

13.  WAIVER.  The waiver by either  party of a breach of any  provision  of this
Agreement  by the other party shall not operate or be  construed  as a waiver of any subsequent breach by such other party.

14. NOTICES. All notices,  requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid,  addressed to the other party at the address as set forth herein below:

                 TO THE COMPANY:
                 Scott Hirsch, COO
                 6700 N. Andrews Ave., 2nd  Floor
                 Ft. Lauderdale, FL.33309

                 TO THE CONSULTANT:
                 Summit Financial Partners, LLC.
                 Anthony D. Altavilla, President
                 14300 Clay Terrace Blvd., Suite 269
                 Carmel, IN. 46032

It is  understood  that either party may change the address to which notices for it shall be addressed  by providing  notice of such change to the other party in the manner set forth in this paragraph.

15. CHOICE OF LAW. This Agreement  shall be governed by,  construed and enforced in accordance with the laws of the State of Indiana.

16.  ARBITRATION.  Any  controversy  or claim arising out of or relating to this
Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in
Indianapolis,  IN in  accordance  with  the  applicable  rules  of the  American
Arbitration Association,  Commercial Dispute Resolution Procedures, and judgment on the award rendered by the  arbitrator(s)  shall be binding on the parties and may be entered in any court having jurisdiction.

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17.  COMPLETE  AGREEMENT.  This Agreement  contains the entire  agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed  orally but only by an agreement  in writing  signed by the party against  whom  enforcement  of any waiver,  change,  modification,  extension or discharge is sought.

                       SIGNATURES APPEAR ON FOLLOWING PAGE

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            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

COMPANY:

By: /s/ Scott Hirsch
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Name:  Scott Hirsch
Title: COO and its Duly Authorized Agent

CONSULTANT:

Summit Financial Partners, LLC.

By:  /s/ Anthony D. Altavilla
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Name:  Anthony D. Altavilla
Title: President and its Duly Authorized Agent

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